                                  Exhibit K-16
                     Market Shares for Utilities in Illinois
                 (Companies Listed in Order of Customers Served)
--------------------------------------------------------------------------------

                              [Vertical Bar Chart]

X-axis (bottom of chart):

     Unicom Corp.
     Nicor, Inc.
     Ameren Corp.
     Peoples Energy Corp.
     Illinova Corp.
     Cilcorp, Inc.
     Everyone else


Y-axis (left side of chart): Market Share Percentages (listed in increments of 10 percent between and including 0 and 60%)

[Bar Chart lists market shares for utilities in Illinois in terms of assets, revenues and number of customers. The companies are listed in the order of customers served as provided below. Assets, revenues and customers are represented by green, violet and red bars, respectively.]

Electric Utility              Assets         Revenues       Customers
----------------              ------         --------       ---------
Unicom Corp.                   50.9%           44.8%          36.5%
Nicor, Inc.                     5.7%           10.8%          19.7%
Ameren Corp.                   21.1%           19.6%          19.1%
Peoples Energy Corp.            4.0%            7.7%          10.3%
Illinova Corp.                 13.7%           11.1%          10.2%
Cilcorp, Inc.                   3.0%            3.5%           4.2%
Everyone else                   1.5%            2.6%           0.1%

                     MARKET SHARE FOR UTILITIES IN ILLINOIS
                           COMPANIES SORTED BY ASSETS

                                  Assets                   Share of   Cumulative
Holding Company               (millions of $)     Rank      Total       Share
--------------------------------------------------------------------------------
Unicom Corp.                          26,322        1        50.9%      50.9%
Ameren Corp.                          10,893        2        21.1%      72.0%
Illinova Corp.                         7,099        3        13.7%      85.7%
Nicor, Inc.                            2,956        4         5.7%      91.5%
Peoples Energy Corp.                   2,083        5         4.0%      95.5%

CILCORP, INC.                          1,570        6         3.0%      98.5%

Everyone else combined                   763                  1.5%       100%

Total                                 51,686

                     MARKET SHARE FOR UTILITIES IN ILLINOIS
                           COMPANIES SORTED BY REVENUE

                                 Revenue                   Share of   Cumulative
Holding Company               (millions of $)     Rank      Total       Share
--------------------------------------------------------------------------------
Unicom Corp.                           7,176        1        44.8%      44.8%
Ameren Corp.                           3,139        2        19.6%      64.3%
Illinova Corp.                         1,774        3        11.1%      75.4%
Nicor, Inc.                            1,731        4        10.8%      86.2%
Peoples Energy Corp.                   1,238        5         7.7%      93.9%

CILCORP, INC.                            557        6         3.5%      97.4%

Everyone else combined                   417                  2.6%       100%

Total                                 16,031

                     MARKET SHARE FOR UTILITIES IN ILLINOIS
                     COMPANIES SORTED BY NUMBER OF CUSTOMERS


                                   Customers               Share of   Cumulative
Holding Company                   (thousands)     Rank      Total       Share
--------------------------------------------------------------------------------
Unicom Corp.                           3,420        1        36.5%      36.5%
Nicor, Inc.                            1,848        2        19.7%      56.2%
Ameren Corp.                           1,789        3        19.1%      75.3%
Peoples Energy Corp.                     963        4        10.3%      85.5%
Illinova Corp.                           953        5        10.2%      95.7%

CILCORP, INC.                            395        6         4.2%      99.9%

Everyone else combined                     9                  0.1%       100%

Total                                  9,378